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                                                                     EXHIBIT 4.3




                      THE LEAP WIRELESS INTERNATIONAL, INC.
                2001 EXECUTIVE OFFICER DEFERRED BONUS STOCK PLAN


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                      THE LEAP WIRELESS INTERNATIONAL, INC.
                2001 EXECUTIVE OFFICER DEFERRED BONUS STOCK PLAN

                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS.......................................................................2

        Section 1.1   - General..............................................................2
        Section 1.2   - Accounts.............................................................2
        Section 1.3   - Active Participant...................................................2
        Section 1.4   - Administrator........................................................2
        Section 1.5   - Beneficiary..........................................................2
        Section 1.6   - Board................................................................2
        Section 1.7   - Bonus................................................................2
        Section 1.8   - Bonus Payday.........................................................3
        Section 1.9   - Cause................................................................3
        Section 1.10  - Code.................................................................3
        Section 1.11  - Committee............................................................3
        Section 1.12  - Company; Company Affiliate...........................................3
        Section 1.13  - Deferred Bonus.......................................................4
        Section 1.14  - Deferred Bonus Share Account.........................................4
        Section 1.15  - Disability...........................................................4
        Section 1.16  - Employee.............................................................4
        Section 1.17  - ERISA................................................................4
        Section 1.18  - Executive Officer....................................................4
        Section 1.19  - Fair Market Value....................................................4
        Section 1.20  - Matching Share Account...............................................5
        Section 1.21  - Participant..........................................................5
        Section 1.22  - Plan.................................................................5
        Section 1.23  - Plan Year............................................................5
        Section 1.24  - Separation from the Service..........................................5
        Section 1.25  -  Share Unit..........................................................5
        Section 1.26  - Vested...............................................................5

ARTICLE II. ELIGIBILITY......................................................................6

        Section 2.1   - Requirements for Participation.......................................6
        Section 2.2   - Bonus Deferral Election Procedure....................................6
        Section 2.3   - Content of Deferral Election Form....................................6

ARTICLE III. PARTICIPANT BONUS DEFERRALS.....................................................7

        Section 3.1   - Mandatory Bonus Deferrals............................................7
        Section 3.2   - Voluntary Bonus Deferrals............................................7
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ARTICLE IV. SHARE CREDITS....................................................................7

        Section 4.1   - Deferred Bonus Share Credits.........................................7
        Section 4.2   - Matching Share Credits...............................................8
        Section 4.3   - Share Units Subject to the Plan......................................8

ARTICLE V. ACCOUNTS..........................................................................8

        Section 5.1   - Deferred Bonus Share Account.........................................8
        Section 5.2   - Matching Share Account...............................................8
        Section 5.3   - Assignments, etc. Prohibited.........................................9

ARTICLE VI. ACCOUNT BALANCES.................................................................9

        Section 6.1   - Account Balances.....................................................9
        Section 6.2   - Dividends and Distributions on Common Stock..........................9

ARTICLE VII. VESTING OF ACCOUNTS............................................................10

        Section 7.1   - Vesting of Accounts.................................................10
        Section 7.2   - Additional Vesting of Matching Share Accounts.......................10

ARTICLE VIII. DISTRIBUTION OF BENEFITS TO PARTICIPANTS......................................11

        Section 8.1   - Distribution Prior to Separation from the Service...................11
        Section 8.2   - Distribution on Separation from the Service.........................11
        Section 8.3   - Effect of Delay or Failure to Ascertain Amount Distributable
                        or to Locate Distributee............................................11
        Section 8.4   - Forfeitures.........................................................12

ARTICLE IX. BENEFITS UPON DEATH.............................................................12

        Section 9.1   - Designation of Beneficiary..........................................12
        Section 9.2   - Distribution upon Death.............................................12

ARTICLE X. ADMINISTRATIVE PROVISIONS........................................................13

        Section 10.1  - Duties and Powers of the Administrator..............................13
        Section 10.2  - Committee...........................................................13
        Section 10.3  - Limitations upon Powers of the Administrator........................14
        Section 10.4  - Compensation and Indemnification of Administrator; Expenses
                        of Administration...................................................14
        Section 10.5  - Effect of Administrator Action......................................15
        Section 10.6  - Recordkeeping.......................................................15
        Section 10.7  - Statement to Participants...........................................15
        Section 10.8  - Inspection of Records...............................................15
        Section 10.9  - Identification of Fiduciaries.......................................15
        Section 10.10 - Procedure for Allocation of Administrative Responsibilities.........16
        Section 10.11 - Claims Procedure....................................................16
        Section 10.12 - Conflicting Claims..................................................17
        Section 10.13 - Service of Process..................................................18
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ARTICLE XI. MISCELLANEOUS PROVISIONS........................................................18

        Section 11.1  - Termination of the Plan.............................................18
        Section 11.2  - Changes in Common Stock or Assets of the Company,
                        Acquisition or Liquidation of the Company and Other Corporate
                        Events..............................................................18
        Section 11.3  - Limitation on Rights of Employees...................................19
        Section 11.4  - Unfunded Obligations of the Company.................................20
        Section 11.5  - Grantor Trust.......................................................20
        Section 11.6  - Consolidation or Merger.............................................21
        Section 11.7  - Errors and Misstatements............................................22
        Section 11.8  - Payment on Behalf of Minor, etc.....................................22
        Section 11.9  - Amendment of Plan...................................................22
        Section 11.10 - Tax Withholding.....................................................22
        Section 11.11 - Governing Law.......................................................23
        Section 11.12 - Pronouns and Plurality..............................................23
        Section 11.13 - Titles..............................................................23
        Section 11.14 - References..........................................................23
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                      THE LEAP WIRELESS INTERNATIONAL, INC.
                2001 EXECUTIVE OFFICER DEFERRED BONUS STOCK PLAN


               Leap Wireless International, Inc., a Delaware corporation (the "Company"), by resolution of its Board of Directors, adopted The Leap Wireless International, Inc. 2001 Executive Officer Deferred Bonus Stock Plan (the "Plan"), for the benefit of certain executive officers of the Company, subject to the approval of the stockholders of the Company at the annual meeting to be held on April 19, 2001.

               The Plan shall become effective as of January 1, 2001, subject to the approval of the Plan by the stockholders of the Company. The first Plan Year shall be the Company's fiscal year beginning on January 1, 2001. The first Bonus of eligible Executive Officers deferred under the Plan shall be the Bonus earned for the first Plan Year.

               The Plan is a nonqualified deferred compensation plan pursuant to which twenty-five percent (25%) of an eligible executive officer's Bonus (as defined herein) will be deferred and converted into Share Units (as defined herein) credited to the officer's account under the Plan. Share Units will represent the right to receive shares of the Company's Common Stock, par value $0.0001 per share ("Common Stock"), in accordance with the Plan. The Plan also provides that an eligible executive officer may elect to defer all or any portion of the remainder of such eligible executive officer's Bonus and that amounts deferred at the election of an eligible executive officer will be converted into Share Units credited to the officer's account under the Plan. Finally, the Plan provides for additional Share Units that will be credited to the eligible executive officer's account under the Plan, determined based on such executive officer's Bonus deferrals pursuant to the Plan. The Plan provides that the Share Units credited to an eligible executive officer's account will be distributed to such eligible executive officer upon the earlier of the date or dates designated by the officer or the officer's retirement, death, Disability (as defined herein) or other termination of employment. Subject to the provisions of the Plan, the aggregate number of Share Units credited under the Plan shall not exceed 275,000 Share Units.

               The Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

               The Company may establish a grantor trust pursuant to the Plan and may make contributions to the trust to provide for distributions of benefits to be made under the Plan. The Company's contributions may be in the form of cash, shares of Common Stock or other securities or property.



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                                   ARTICLE I.
                                   DEFINITIONS

Section 1.1   - General

               Whenever the following terms are used in the Plan with the first letter capitalized, they shall have the meanings specified below unless the context clearly indicates to the contrary.

Section 1.2   - Accounts

               "Accounts" of a Participant shall mean, as the context indicates, either or both of his or her Deferred Bonus Share Account and his or her Matching Share Account.

Section 1.3   - Active Participant

               "Active Participant" shall mean any Employee who is participating in the Plan for the Plan Year in question as provided in Article II.

Section 1.4   - Administrator

               "Administrator" shall mean Leap Wireless International, Inc., acting through the Board or its delegates, except that if Leap Wireless International, Inc. appoints a Committee under Section 10.2, the term "Administrator" shall mean the Committee as to those duties, powers and responsibilities specifically conferred upon the Committee. Leap Wireless International, Inc. shall have all duties and responsibilities imposed by ERISA, except as specifically assigned to, delegated to or reserved to the Board or the Committee under the Plan.

Section 1.5   - Beneficiary

               "Beneficiary" of a Participant shall mean the person or persons designated by the Participant in accordance with Section 9.1 and the Rules of the Plan.

Section 1.6   - Board

               "Board" shall mean the Board of Directors of Leap Wireless International, Inc. The Board may delegate any power or duty otherwise allocated to the Administrator to any other person or persons, including a Committee appointed under Section 10.2.

Section 1.7   - Bonus

               "Bonus" of an Active Participant for any Plan Year shall mean the amount of his or her bonus or bonuses earned for such Plan Year, prior to the deferral of all or any portion thereof in accordance with the Plan, determined under any bonus program maintained by the Company for Executive Officers for such Plan Year. The "Bonus" of an Active Participant for a Plan Year shall be determined without regard to whether the bonus or bonuses earned by such Active Participant


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for such Plan Year would otherwise be paid by the Company during such Plan Year or the next following Plan Year.

Section 1.8   - Bonus Payday

               "Bonus Payday" of an Active Participant for any Plan Year shall mean the day or days established by the Company on which such Active Participant's Bonus (or any portion thereof) would otherwise be paid.

Section 1.9   - Cause

               "Cause" with respect to a Participant shall mean:

               (a) willful misconduct by the Participant that is materially damaging to the Company or any Company Affiliate (whether financially or otherwise),

               (b) the Participant's conviction of, or the entry by the Participant of a guilty or no contest plea to, a felony, or a misdemeanor involving moral turpitude,

               (c) the Participant's commission of fraud, misappropriation or embezzlement in connection with the business of the Company or a Company Affiliate, or

               (d) the Participant's willful and repeated failure to perform the Participant's duties as an Executive Officer as directed by the Board.

Section 1.10  - Code

               "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section 1.11  - Committee

               "Committee" shall mean the Committee, if any, appointed in accordance with Section 10.2.

Section 1.12  - Company; Company Affiliate

               (a) "Company" shall mean Leap Wireless International, Inc., and any successor company which continues the Plan under Section 11.5.

               (b) "Company Affiliate" shall mean any employer which, at the time of reference, was, with the Company, a member of a controlled group of corporations or trades or businesses under common control, or a member of an affiliated service group, as determined under regulations issued by the Secretary of the Treasury or his delegate under Code Sections 414(b), (c), (m) and any other entity required to be aggregated with the Company pursuant to regulations issued under Code Section 414(o).

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Section 1.13  - Deferred Bonus

               "Deferred Bonus" of an Active Participant on any Bonus Payday shall mean the dollar amount of such Active Participant's Bonus (or portion thereof) for such Bonus Payday that is deferred under Section 3.1 or 3.2.

Section 1.14  - Deferred Bonus Share Account

               "Deferred Bonus Share Account" of a Participant shall mean his or her individual account, if any, in the Plan established in accordance with
Section 5.1.

Section 1.15  - Disability

               "Disability" of a Participant shall mean the Participant's complete inability to engage in any substantial gainful activity or wage or profit for reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or is expected to last for a continuous period of not less than 12 months, as determined by the Administrator in good faith, based on competent medical evidence.

Section 1.16  - Employee

               "Employee" shall mean any person who renders services to the Company in the status of an employee as that term is defined in Code Section 3121(d).

Section 1.17  - ERISA

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 1.18  - Executive Officer

               "Executive Officer" shall mean an Employee who holds the position of Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President or Senior Vice President of the Company.

Section 1.19 - Fair Market Value

               "Fair Market Value" as of a given date shall mean (a) the closing price of a share of Common Stock on the trading day prior to such date on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), or, if shares were not traded on the day prior to such date, then on the next preceding date on which trading occurred, or (b) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation

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system, the fair market value of a share of Common Stock as established by the
Administrator acting in good faith.

Section 1.20  - Matching Share Account

               "Matching Share Account" of a Participant shall mean his or her individual account, if any, in the Plan established in accordance with Section 5.2.

Section 1.21  - Participant

               "Participant" shall mean an Employee who is an Active Participant for the Plan Year in question, or who was an Active Participant for a prior Plan Year.

Section 1.22  - Plan

               "Plan" shall mean The Leap Wireless International, Inc. 2001 Executive Officer Deferred Bonus Stock Plan.

Section 1.23  - Plan Year

               "Plan Year" shall mean the fiscal year of the Company. The first Plan Year shall be the Company's fiscal year beginning on January 1, 2001.

Section 1.24  - Separation from the Service

               (a) "Separation from the Service" of an Employee shall mean his or her resignation from or discharge by a Company or a Company Affiliate, or his or her Disability, death or retirement, but shall not include his or her transfer among the Company and the Company Affiliates.

               (b) A leave of absence or sick leave authorized by the Company or a Company Affiliate in accordance with established policies, a vacation period, a temporary layoff for lack of work or a military leave shall not constitute a Separation from the Service.

Section 1.25  - Share Unit

               "Share Unit" shall mean a nominal unit credited under the Plan, which represents the right to receive a share of Common Stock in accordance with the Plan.

Section 1.26  - Vested

               "Vested," when used with reference to a Participant's Accounts, shall mean nonforfeitable, except as provided in the Plan.

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                                   ARTICLE II.
                                   ELIGIBILITY

Section 2.1   - Requirements for Participation

               (a) An Employee who is an Executive Officer on January 1, 2001 shall be an Active Participant for the Plan Year ending on December 31, 2001.

               (b) An Employee who on the first day of any Plan Year beginning after January 1, 2001 is an Executive Officer shall be an Active Participant for such Plan Year.

               (c) An Employee who is an Active Participant for any Plan Year shall not be an Active Participant for any subsequent Plan Year unless such Employee satisfies the requirements of subsection (b) with respect to such Plan Year.

Section 2.2   - Bonus Deferral Election Procedure

               The Administrator shall provide each Active Participant for a Plan Year with a Bonus deferral election form on which the Active Participant may elect to defer all or a portion of his or her Bonus in accordance with
Section 3.2. Each Active Participant electing to defer Bonus under Section 3.2 for a Plan Year shall complete and execute the Bonus deferral election form and return it to the Administrator in accordance with the Rules of the Plan. For each Plan Year, an Active Participant shall complete and execute the Bonus deferral election form and return it to the Administrator no later than the last day of the third quarter of the Company's fiscal year coinciding with the relevant Plan Year.

Section 2.3   - Content of Deferral Election Form

               (a) Each Active Participant for a Plan Year shall set forth on his or her Bonus deferral election form for such Plan Year

                      (i) his or her consent that he or she, his or her successors in interest and assigns and all persons claiming under him or her shall be bound, to the extent authorized by law, by the statements contained therein and by the provisions of the Plan as they now exist, and as they may be amended from time to time,

                      (ii) the percentage (if any) of his or her Bonus for such Plan Year to be deferred under Section 3.2 and, in such case, his or her authorization to the Company to reduce his or her Bonus in accordance with Section 3.2(a),

                      (iii) such other information as may be required for the administration of the Plan.

               (b) In addition, each Active Participant shall set forth on his or her Bonus deferral election form for each Plan Year the Distribution Date for such Plan Year.

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               (c) For purposes of this Article and Article VIII, the
"Distribution Date" of an Active Participant for a Plan Year shall mean the first day of a calendar month designated by such Active Participant; provided, however, that such "Distribution Date" shall not be earlier than the third anniversary of the latest Bonus Payday for such Participant for such Plan Year and shall not be later than the tenth anniversary on the last Bonus Payday for such Participant for such Plan Year.

                                  ARTICLE III.
                           PARTICIPANT BONUS DEFERRALS

Section 3.1   - Mandatory Bonus Deferrals

               Each Active Participant for a Plan Year shall defer to his or her Deferred Bonus Share Account an amount equal to twenty-five percent (25%) of his or her Bonus for each Bonus Payday for such Plan Year.

Section 3.2   - Voluntary Bonus Deferrals

               (a) An Active Participant may elect, in accordance with Section
2.2 above and the Rules of the Plan, to defer to his or her Deferred Bonus Share Account an amount equal to any whole number percentage, which is not greater than seventy-five percent (75%) (or such other percentage as is established by the Administrator for such Plan Year), of that portion of his or her Bonus for such Plan Year which is paid by the Company to the Active Participant during the next following Plan Year.

               (b) An Active Participant's Bonus deferral election under subsection (a) shall be made on the form described in Section 2.3 and shall be delivered to the Administrator in accordance with Section 2.2 above and the Rules of the Plan.

                                   ARTICLE IV.
                                  SHARE CREDITS

Section 4.1   - Deferred Bonus Share Credits

               Subject to Section 4.3, for each Bonus Payday for a Plan Year, an Active Participant's Deferred Bonus Share Account shall be credited with the number of full and fractional Share Units equal to:

                      (a) the amount of such Active Participant's Deferred Bonus for such Bonus Payday, divided by

                      (b) the Fair Market Value on such Bonus Payday.

Such Share Units shall be determined by rounding down, disregarding any fractional Share Unit and refunding the dollar amount, if any, of such Participant's Deferred Bonus which is not sufficient to credit one full Share Unit, to the Participant for the Bonus Payday in question. Such

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Share Units shall be credited to the Active Participant's Deferred Bonus Share
Account as of such Bonus Payday.

Section 4.2   - Matching Share Credits

               Subject to Section 4.3, for each Bonus Payday for a Plan Year, an Active Participant's Matching Share Account shall be credited with the number of full and fractional Share Units equal to twenty percent (20%) of the number of Share Units credited to such Active Participant's Deferred Bonus Share Account as of such Bonus Payday under Section 4.1. Such Share Units shall be determined by rounding down and disregarding any fractional Share Unit. Such Share Units shall be credited to the Active Participant's Matching Share Account as of such Bonus Payday.

Section 4.3   - Share Units Subject to the Plan

               (a) Subject to adjustments under Section 11.2, the aggregate number of Share Units that shall be credited under the Plan shall not exceed 275,000 Share Units. Share Units debited upon distribution under Articles VIII and IX shall not be available for subsequent crediting under this Article IV. Share Units that are forfeited under Section 8.4 shall be available for subsequent crediting under this Article IV.

               (b) If the Share Units that would otherwise be credited under
Section 4.1, 4.2 or 6.2 on any date would cause the aggregate number of Share Units credited under the Plan to exceed the limit prescribed under subsection
(a), the Administrator shall make a pro rata allocation (and in full Share Units) of the available remaining Share Units in as nearly a uniform manner as shall be practicable and the dollar amounts not credited as Share Units shall be refunded to the Active participant (in the case of an Active Participant's Deferred Bonus under Section 4.1), forfeited (in the case of amounts to be credited under Section 4.2), or distributed in cash to the Participant in an amount equal to the Fair Market Value thereof (in the case of amounts under Section 6.2).

                                   ARTICLE V.
                                    ACCOUNTS

Section 5.1   - Deferred Bonus Share Account

               The Administrator shall establish and maintain for each Participant a Deferred Bonus Share Account to which shall be credited the Share Units under Sections 4.1 and 6.2 and debited the Share Units distributed or forfeited under Articles VIII and IX.

Section 5.2   - Matching Share Account

               The Administrator shall establish and maintain for each Participant a Matching Share Account to which shall be credited the Share Units under Sections 4.2 and 6.2 and debited the Share Units distributed or forfeited under Articles VIII and IX.

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Section 5.3   - Assignments, etc. Prohibited

               No part of the Accounts of a Participant shall be liable for the debts, contracts or engagements of such Participant, his or her Beneficiary or Beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any rights to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever, except to designate a Beneficiary or Beneficiaries as provided in Section 9.2.

                                   ARTICLE VI.
                                ACCOUNT BALANCES

Section 6.1   - Account Balances

               A Participant's Account balances shall be denominated in full and fractional Share Units.

Section 6.2   - Dividends and Distributions on Common Stock

               (a) Subject to Section 4.3, in the event that any dividend or other distribution (other than a dividend in the form of shares of Common Stock) is paid or distributed on shares of Common Stock, a Participant's Accounts shall be credited, as of the payment or distribution date of such dividend or other distribution, with the number of full and fractional Share Units equal to:

                      (i)    the product of

                             (A) the number of Share Units credited to such
               Participant's Accounts, as of the record date of such dividend or other distribution, multiplied by

                             (B) the dollar amount of such dividend or
               distribution per share of Common Stock (if such dividend or payment or distribution is paid in cash), or the fair market value (as determined by the Administrator) of such dividend or distribution per share of Common Stock (if such dividend or distribution is distributed in kind), as of the date of payment or distribution, divided by

                      (ii) the Fair Market Value, determined as of the date of payment or distribution.

               (b) Subject to Section 4.3, in the event that any dividend in the form of shares of Common Stock is distributed on shares of Common Stock, a Participant's Accounts shall be credited, as of the distribution date of such dividend, with the number of full and fractional Share Units equal to:

                      (i) the number of Share Units credited to such Participant's Accounts, as of the record date of such dividend, multiplied by

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                      (ii) the number of shares of Common Stock distributed with respect to such dividend per share of Common Stock.

                                  ARTICLE VII.
                               VESTING OF ACCOUNTS

Section 7.1   - Vesting of Accounts

               (a) Except as provided in Section 8.3, a Participant shall be Vested at all times in all of the Share Units credited to his or her Deferred Bonus Share Account.

               (b) Subject to Sections 8.3 and 8.4, a Participant shall become Vested in the Share Units credited to his or her Matching Share Account as of a Bonus Payday as follows:

                      (i) one-third of such Share Units credited as of a Bonus Payday shall become Vested on the first anniversary of such Bonus Payday; provided, however, that if the resulting number of Share Units then becoming Vested produces a fractional Share Unit, the fractional Share Unit shall be rounded up to the next whole number of Share Units,

                      (ii) one-third of such Share Units credited as of a Bonus Payday shall become Vested on the second anniversary of such Bonus Payday; provided, however, that if the resulting number of Share Units then becoming Vested produces a fractional Share Unit, the fractional Share Unit shall be rounded up to the next whole number of Share Units, and

                      (iii) one-third of such Share Units credited as of a Bonus Payday shall become Vested on the third anniversary of such Bonus Payday; provided, however, that if the resulting number of Share Units then becoming Vested produces a fractional Share Unit, the fractional Share Unit shall be rounded down to the remaining number of Share Units credited to the Participant's Matching Share Account so that the Participant shall become fully Vested in the Share Units credited to his or her Matching Share Account as of such Bonus Payday as of the third anniversary of such Bonus Payday.

Any Share Units that are credited to a Participant's Matching Share Account as a result of any dividend or other distribution paid or distributed on shares of Common Stock, with respect to the Share Units credited on the record date of such dividend or distribution, in accordance with Section 6.2, shall become Vested on such date as the Share Units credited on the record date become Vested under this subsection.

Section 7.2   - Additional Vesting of Matching Share Accounts

               Except as provided in Section 8.3, a Participant shall become Vested in all of the Share Units credited to his or her Matching Share Account upon the earliest to occur of his or her Separation from the Service by reason of:

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               (a)    his or her retirement after attaining age 65,

               (b)    his or her death,

               (c)    his or her Disability, or

               (d)    his or her discharge other than for Cause.

                                  ARTICLE VIII.
                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS

Section 8.1   - Distribution Prior to Separation from the Service

               A Participant who has elected to receive the distribution of the Share Units credited for a Plan Year as of the Distribution Date for such Plan Year, and who has not had a Separation from the Service before such Distribution Date, shall receive a distribution of the Vested Share Units credited to his or her Accounts for such Plan Year (and any Share Units credited with respect thereto under Section 6.2), less any amounts required to be withheld by law, in one lump sum, not later than 30 days after the end of the calendar month in which such Distribution Date occurs. Such distribution shall be made by the Company in the form of whole shares of Common Stock. Such Participant's Accounts shall be debited the number of Share Units distributed.

Section 8.2   - Distribution on Separation from the Service

               A Participant who has a Separation from the Service (other than by reason of his or her death) shall receive a distribution of the Vested Share Units credited to his or her Accounts, less any amounts required to be withheld by law, in one lump sum, not later than 30 days after the end of the calendar month in which his or her Separation from the Service occurs. Such distribution shall be made by the Company in the form of whole shares of Common Stock. Such Participant's Accounts shall be debited the number of Share Units distributed.

Section 8.3   - Effect of Delay or Failure to Ascertain
                Amount Distributable or to Locate Distributee

               (a) If the person to whom an amount distributable or payable under Article VIII or IX has not been ascertained or located within the stated time limits and reasonable efforts to do so have been made, then distribution or payment shall be made not later than 30 days after such amount is determined or such person is ascertained or located, or as prescribed in subsection (b).

               (b) If, within one year after a Participant has a Separation from the Service, the Administrator, in the exercise of due diligence, has failed to locate him or her (or if such Separation from the Service is by reason of his or her death, has failed to locate the person entitled to the amount in his or her Accounts under Article IX), the Share Units credited to his or her Accounts in the Plan shall be forfeited (and debited from his or her Accounts); provided, however, that if the Participant (or in the case of his or her death, the person entitled thereto under Article IX) makes proper claim therefor under Section 10.11, the amount so forfeited (without interest, dividends or distributions thereon) shall be paid to such Participant or such person, in one lump sum, not later than 30 days after such claim is made.

Section 8.4   - Forfeitures

               If a Participant has a Separation from the Service, the portion of his or her Matching Share Account which is not Vested as of the date of his or her Separation from the Service shall be immediately forfeited (and debited from his or her Accounts) and the Company shall cease to be obligated under Articles VIII and IX with respect to the portion of such Matching Share Account that is forfeited.

                                   ARTICLE IX.
                               BENEFITS UPON DEATH

Section 9.1  - Designation of Beneficiary

               (a) Each Participant shall have the right to designate, revoke and redesignate one or more Beneficiaries hereunder and to direct distribution of the Vested Share Units credited to his or her Accounts to such Beneficiaries.

               (b) Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with the Rules of the Plan on a form provided by the Administrator and shall be effective upon delivery to the Administrator.

Section 9.2  - Distribution upon Death

               (a) Upon the death of a Participant, the Vested Share Units credited to his or her Accounts, less any amounts required to be withheld by law, shall be distributed to such Participant's Beneficiary or Beneficiaries designated under Section 9.1, in one lump sum, not later than 30 days after the end of the calendar month in which such Participant's death occurs. In the event that the Participant has failed to designate a Beneficiary, or no Beneficiary survives the Participant, the Share Units credited to his or her Accounts, less any amounts required to be withheld by law, shall be distributed to such Participant's estate, in one lump sum, not later than 30 days after the end of the calendar month in which the Participant's death occurs. Such distribution shall be made by the Company in the form of whole shares of Common Stock. Such Participant's Accounts shall be debited the number of Share Units distributed.

               (b) A Beneficiary shall cease to be entitled to benefits upon the Administrator's determination that such Beneficiary did not survive the Participant, or the Administrator's failure to locate such Beneficiary, after making reasonable efforts to do so.

                                   ARTICLE X.
                            ADMINISTRATIVE PROVISIONS

Section 10.1  - Duties and Powers of the Administrator

               (a) The Administrator shall administer the Plan in accordance with the Plan and ERISA and shall have full discretionary power and authority:

                      (i) to engage actuaries, attorneys, accountants, appraisers, brokers, consultants, administrators, physicians or other firms or persons and (with its officers, directors and Employees) to rely upon the reports, advice, opinions or valuations of any such persons except as required by law;

                      (ii) to adopt Rules of the Plan that are not inconsistent with the Plan or applicable law and to amend or revoke any such rules;

                      (iii) to construe the Plan and the Rules of the Plan;

                      (iv) to determine questions of eligibility and vesting of Participants;

                      (v) to determine entitlement to a Benefit and to distributions of Participants, "Beneficiaries," and all other persons;

                      (vi) to make findings of fact as necessary to make any determinations and decisions in the exercise of such discretionary power and authority;

                      (vii) to appoint claims and review officials to conduct claims procedures as provided in Section 10.11; and

                      (viii) to delegate any duty, power or responsibility to the Committee, to any firm or person engaged under paragraph (i) or to any other person or persons.

               (b) Every finding, decision, and determination made by the Administrator (or its delegate) shall, to the full extent permitted by law, be final and binding upon all parties, except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

Section 10.2  - Committee

               (a) The Board may establish a Committee consisting of three or more members to hold office at the pleasure of the Board.

               (b) The Committee shall have such powers, duties and responsibilities as are delegated to it by the Board. The Board may amend, modify or terminate the delegation of powers, duties and responsibilities to the Committee from time to time. Any power, duty or responsibility no longer delegated to the Committee shall become a power, duty or responsibility of the Board, and may be delegated by the Board to such person or persons as the Board determines appropriate. Committee members shall not receive payment for their services as such.

               (c) Appointment of Committee members shall be effective upon filing of written acceptance of appointment with the Board. A Committee member may resign at any time by delivery of written notice to the Board.

               (d) Vacancies in the Committee shall be filled in accordance with subsection (a).

               (e) The Committee shall act by a majority of its members in office, either by meeting or by a written instrument executed by a majority of the Committee members. The Committee may, by a written instrument executed by all of the Committee members then in office, authorize one of its members to execute any instrument required to be executed by the Committee.

               (f) The Chairperson of the Committee shall appoint a Secretary to keep the minutes of its meetings.

Section 10.3  - Limitations upon Powers of the Administrator

               The Plan shall be uniformly and consistently interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

Section 10.4  - Compensation and Indemnification of
                Administrator; Expenses of Administration

               (a) The Company shall pay or reimburse the Chief Executive Officer of Leap Wireless International, Inc. (and his or her delegates), each Committee member and each Employee functioning under Section 10.1(a)(viii) for all expenses (including reasonable attorneys' fees) properly incurred by him or her in the administration of the Plan.

               (b) The Company shall indemnify and hold each such Employee and Committee member harmless from all claims, liabilities and costs (including reasonable attorneys' fees) arising out of the good faith performance of his or her functions hereunder.

               (c) The Company may obtain and provide for any Employee and Committee member, at the expense of the Company, liability insurance against liabilities imposed on him or her by law.

               (d) Legal fees incurred in the preparation and amendment of documents shall be paid by the Company.

               (e) Except as provided in subsection (a), fees and expenses of persons rendering services to the Plan shall not be paid or reimbursed by the Company, except as agreed upon by the Company.

Section 10.5  - Effect of Administrator Action

               Except as provided in Section 10.3, all actions taken and all determinations made by the Administrator (or its delegate) in good faith shall be final and binding upon all Participants, their Beneficiaries and any other person.

Section 10.6  - Recordkeeping

               (a) The Administrator shall maintain suitable records as follows:

                      (i) records of each Participant's Accounts which, among other things, shall show separately Compensation deferral and matching credits, and

                      (ii) records of its deliberations and decisions.

               (b) The Administrator shall appoint a secretary, and at its discretion, an assistant secretary, to keep the record of proceedings, to transmit its decisions, instructions, consents or directions to any interested party, to execute and file, on behalf of the Administrator, such documents, reports or other matters as may be necessary or appropriate under ERISA and to perform ministerial acts.

               (c) The Administrator shall not be required to maintain any records or accounts which duplicate any records or accounts maintained by the Company.

Section 10.7  - Statement to Participants

               Within 30 days after the last day of each Plan Year, the Administrator shall furnish to each Participant a statement setting forth the value of his or her Accounts and such other information as the Administrator shall deem advisable to furnish.

Section 10.8  - Inspection of Records

               Copies of the Plan and the records of a Participant's Accounts shall be open to inspection by him or her or his or her duly authorized representatives at the office of the Administrator at any reasonable business hour.

Section 10.9  - Identification of Fiduciaries

               (a) The Administrator shall be the named fiduciary of the Plan and, as permitted or required by law, shall have exclusive authority and discretion to operate and administer the Plan.

               (b) The named fiduciary, the Board, the Company, and every person who exercises any discretionary authority or discretionary control respecting the Plan or who has any discretionary authority or discretionary responsibility in the administration of the Plan, including any person designated by the named fiduciary to carry out fiduciary responsibilities under the Plan, shall be a fiduciary and as such shall be subject to provisions of ERISA and other applicable laws governing fiduciaries.

Section 10.10 - Procedure for Allocation of Administrative Responsibilities

               (a) Administrative responsibilities under the Plan shall be allocated as follows:

                      (i) the sole duties, responsibilities and powers allocated to the Board, the Company, the Committee and any other person shall be those expressly provided in the relevant Sections of the Plan, and

                      (ii) all administrative responsibilities not allocated to the Board, or the Company, are allocated to the Administrator, subject to delegation.

               (b) Administrative responsibilities under the Plan may be reallocated among fiduciaries by amending the Plan in the manner prescribed in
Section 11.8, followed by the fiduciaries' acceptance of, or operation under, such amended Plan.

Section 10.11 - Claims Procedure

               (a) A claim by a Participant, Beneficiary or any other person shall be presented to the claims official appointed by the Administrator (or its delegate) in writing within the maximum time permitted by law or under the regulations of the Secretary of Labor or his or her delegate pertaining to claims procedures.

               (b) The claims official shall, within a reasonable time, consider the claim and shall issue his or her determination thereon in writing.

               (c) If the claim is granted, the appropriate distribution or payment shall be made by the Company.

               (d) If the claim is wholly or partially denied, the claims official shall, within 90 days (or such longer period as may be reasonably necessary), provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant

                      (i) the specific reason or reasons for such denial;

                      (ii) specific reference to pertinent Plan provisions on which the denial is based;

                      (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                      (iv) an explanation of the Plan's claims review procedure.

               (e) The Administrator (or its delegate) shall provide each claimant with a reasonable opportunity to appeal the claim official's denial of a claim to a review official (appointed by the Administrator (or its delegate) in writing) for a full and fair review. The claimant or his or her duly authorized representative

                      (i) may request a review upon written application to the review official (which shall be filed with it),

                      (ii) may review pertinent documents, and

                      (iii) may submit issues and comments in writing.

               (f) The review official may establish such time limits within which a claimant may request review of a denied claim as are reasonable in relation to the nature of the benefit which is the subject of the claim and to other attendant circumstances but which, in no event, shall be less than 60 days after receipt by the claimant of written notice of denial of his or her claim.

               (g) The decision by the review official upon review of a claim shall be made not later than 60 days after his or her receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of such request for review.

               (h) The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based.

               (i) In considering claims under this claims procedure, the claims official and the review official shall have fiduciary and discretionary authority to make findings of fact and to construe the terms of the Plan and, to the full extent permitted by law, the determination of the claims official (if no review is properly requested or the decision of the review official on review, if review has been properly requested) shall be final and binding on all parties unless held by a court of competent jurisdiction to constitute an abuse of discretion.

Section 10.12  - Conflicting Claims

               If the Administrator is confronted with conflicting claims concerning a Participant's Accounts, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion, and in either case, the attorneys' fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant's Accounts.

Section 10.13  - Service of Process

               The Secretary of Leap Wireless International, Inc. is hereby designated as agent of the Plan for the service of legal process.

                                   ARTICLE XI.
                            MISCELLANEOUS PROVISIONS

Section 11.1  - Termination of the Plan

               (a) While the Plan is intended as a permanent program, the Board shall have the right at any time to declare the Plan terminated; provided, however, that no amendment shall decrease the Vested percentage or amount of interest any Participant, any Beneficiary or any other person entitled to payment under the Plan has in the Participant's Accounts.

               (b) In the event of any termination, the Administrator shall distribute Participants' Accounts as provided by the Board.

Section 11.2 - Changes in Common Stock or Assets of the Company,
               Acquisition or Liquidation of the Company and Other Corporate Events

               (a) Notwithstanding Section 6.2, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to a Participant's Accounts under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the aggregate number of Share Units that shall be credited under the Plan under
Section 4.3 and the number of Share Units (or other units or amounts) credited or to be credited to Participants' Accounts under the Plan and the number and kind of shares of Common Stock (or other securities or property) or amounts to be distributed to Participants and Beneficiaries under the Plan.

               (b) In the event of any transaction or event described in Section 11.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to such Participant's Matching Share Account under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                      (i) To provide for the early distribution of the Share Units credited to such Participant's Accounts in shares of Common Stock (or other securities or property) or in cash;

                      (ii) To provide that such Participant's Matching Share Account cannot become Vested after such event;

                      (iii) To provide that such Participant's Matching Share Account shall become fully Vested;

                      (iv) To provide that the obligations of the Company with respect to such Participant's Accounts be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or the rights of such Participant with respect to such Participant's Accounts shall be substituted for by similar rights covering units or amounts representing the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Share Units or other units or amounts credited to such Participant; and

                      (v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) or cash amounts to be distributed to Participants and Beneficiaries under the Plan.

               (c) The existence of the Plan and the Accounts of Participants under the Plan shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 11.3  - Limitation on Rights of Employees

               The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between a Company and any Employee with respect to, or consideration for, or an inducement or condition of, the employment of an Employee. Nothing contained in the Plan shall give any Employee the right to be retained in the service of a Company or to interfere with or restrict the rights of the Company, which are hereby expressly reserved, to discharge or retire any Employee, except as provided by law, at any time without notice and with or without cause. Inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to Employees, Participants, "Beneficiaries" or any other persons entitled to payments under the Plan. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

Section 11.4  - Unfunded Obligations of the Company

               The obligations of the Company under the Plan shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of any Participant, any Beneficiary or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan. The interest of any Participant, any Beneficiary or any other person hereunder shall be limited to the right to receive the benefits as set forth herein. To the extent that a Participant, any Beneficiary or any other person acquires a right to receive benefits under the Plan, such rights shall be no greater than the right of an unsecured general creditor of the Companies.

Section 11.5  - Grantor Trust

               (a) The Company may establish a grantor trust (the "Trust") in connection with the Plan, and may make irrevocable contributions to the Trust in accordance with the terms of the trust agreement (the "Trust Agreement") establishing the Trust. The Company shall designate the trustee of the Trust. The Trust Agreement shall provide that the Trust assets shall be subject to the claims of the creditors of the Company in the event of the "Insolvency" (as defined in the Trust Agreement) of the Company, and that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan for purposes of the Code and ERISA.

               (b) The Trust Agreement may provide that the trustee of the Trust shall invest the assets in the Trust as directed by the Company. The Company may, but shall not be obligated to, direct the trustee to invest the assets of the Trust in shares of Common Stock.

               (c) The Company may cause the payment of benefits under the Plan to be made, in whole or in part, by the Trust in accordance with the terms of the Trust Agreement.

               (d) Any payment of benefits by the Trust shall be in satisfaction of the obligations of the Company under the Plan. Notwithstanding the establishment of the Trust, and any contributions made by the Company to the Trust, the Company shall remain obligated to make all payments of benefits under the Plan, except to the extent such payments are made by the Trust in accordance with the Trust Agreement.

               (e) To the extent the Company establishes the Trust and directs that the assets of the Trust be invested in shares of Common Stock, all voting rights on shares of Company Stock in the Trust Fund held by the Trust shall be exercised by the Trustee in accordance with instructions from the Participants with respect to the Share Units credited to their Accounts, or the Administrator in accordance with the following provisions of this Section:

                      (i) All voting rights on shares of Company Stock in the Trust shall be exercised by the Trustee only as directed by the Participants with respect to shares of Company Stock attributable to the Share Units credited to their Accounts in accordance with the following provisions of subsections (ii) and (iii) below.

                      (ii) As soon as practicable before each annual or special shareholders' meeting of the Company at which shares of Company Stock are entitled to vote, the Trustee shall furnish to each Participant a copy of the proxy solicitation material sent generally to stockholders, together with a form requesting confidential instructions on how the shares of Company Stock attributable to the Share Units credited to such Participant's Accounts (including fractional shares to 1/1000th of a share) are to be voted. The Company shall cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. The materials furnished to the Participants shall include a notice from the Trustee explaining each Participant's right to instruct the Trustee with respect to the voting of the shares of Company Stock attributable to the Share Units credited to the Participant's Accounts. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Participants' instructions) shall vote the shares as instructed. If voting instructions for shares of Company Stock to the Accounts of any Participant are not timely received by the Trustee for a particular stockholders' meeting, such shares shall not be voted in accordance with the instructions but shall be voted as provided in subsection (iii) below. The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Company, or of any other company, except as otherwise required by law.

                      (iii) All shares of Company Stock attributable to Share Units credited to the Accounts of Participants shall be voted only in accordance with the directions of such Participants as given to the Trustee. Each Participant shall be entitled to 1/1000th of a share) attributable to Share Units credited to his or her Accounts. If, however, voting instructions for shares of Company Stock to the Participant's Accounts are not timely received by the Trustee for a particular stockholders' meeting, such shares shall be voted by the Trustee as directed by the Administrator.

Section 11.6  - Consolidation or Merger

               In the event of the consolidation or merger of a Company with or into any other corporation, or the sale by a Company of its assets, the resulting successor may continue the Plan by adopting it in a resolution of its board of directors or agreement of its partners. If within 90 days from the effective date of such consolidation, merger or sale of assets, such new corporation does not adopt the Plan, the Plan shall be terminated.

Section 11.7 - Errors and Misstatements

               In the event of any misstatement or omission of fact by a Participant to the Administrator or any clerical error resulting in payment of benefits in an incorrect amount, the Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts and the Companies shall pay the Participant or any other person entitled to payment under the Plan any underpayment in cash in a lump sum or to recoup any overpayment from future payments to the Participant or any other person entitled to payment under the Plan in such amounts as the Administrator shall direct or to proceed against the Participant or any other person entitled to payment under the Plan for recovery of any such overpayment.

Section 11.8 - Payment on Behalf of Minor, etc.

               In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Companies, the Board, the Administrator, the Committee and their officers, directors and Employees.

Section 11.9 - Amendment of Plan

               As limited by any applicable law, the Plan may be wholly or partially amended by the Board from time to time including retroactive amendments necessary to conform to the provisions and requirements of ERISA or the Code or regulations pursuant thereto; provided, however, that no amendment shall decrease the Vested percentage or amount of interest any Participant or any other person entitled to payment under the Plan has in the Participant's Nonqualified Accounts.

Section 11.10 - Tax Withholding

               The Company shall be entitled to require payment in cash or deduction from other compensation payable to a Participant of any sums required by federal, state or local tax law to be withheld with respect to the crediting of Share Units to a Participant's Accounts and the distribution of amounts to such Participant. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise distributable under the Plan (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

Section 11.11 - Governing Law

               This Plan shall be construed, administered and governed in all respects under and by applicable federal laws and, where state law is applicable, the laws of the State of California.

Section 11.12 - Pronouns and Plurality

               The masculine pronoun shall include the feminine pronoun, and the singular the plural where the context so indicates.

Section 11.13 - Titles

               Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 11.14 - References

               Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed statute, regulation or document.